Exhibit 6

Joint Filing Agreement

December 23, 2014

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto (the “Schedule 13D”) with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $.10, of Sabine Oil & Gas Corporation (formerly Forest Oil Corporation), a New York corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.

FIRST RESERVE GP XI, INC.

By:	/s/ Anne E. Gold
Name:	Anne E. Gold
Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FIRST RESERVE GP XI, L.P.

By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P., its general partner

By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

Joint Filing Agreement – Forest 13D

FR TLP INVESTMENT LLC

By:	First Reserve Fund XI, L.P., its sole member

By:	First Reserve GP XI, L.P., its general partner

By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FR XI ONSHORE AIV, L.P.

By:	First Reserve GP XI, L.P., its general partner

By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FR XI ONSHORE AIV, LLC

By:	FR XI Onshore AIV L.P., its sole member

By:	First Reserve GP XI, L.P., its general partner

By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

Joint Filing Agreement – Forest 13D

SABINE INVESTOR HOLDINGS, LLC

By:	/s/ David J. Sambrooks
Name:	David J. Sambrooks
Title:	Chief Executive Officer

WILLIAM E. MACAULAY

By:	/s/ Anne E. Gold
Name:	Anne E. Gold, Attorney-in-Fact

Joint Filing Agreement – Forest 13D